UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2010

Vanguard Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51640	27-2387053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

402 West Broadway, Suite 2800, San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 525-5695

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2010, the Vanguard Minerals Corporation, the registrant, entered into a Strategic Business Development Agreement ("Agreement")  with Genesis Venture Fund India I, LP, a Delaware limited partnership ("Genesis").  The Agreement provides that Vanguard will furnish business development services and strategic management consulting services to Genesis over a period of 24 months.  The Agreement provides payment of up to $250,000 in cash by Genesis to Vanguard for the consulting services based on the milestones contained in the Agreement.  In addition, under the Agreement, Vanguard will issue 125,000 shares of its common stock to Genesis in exchange for 15% of the limited partnership interests of Genesis.  A copy of the agreement is attached as an exhibit hereto.

Vanguard President, CEO  and Sole Director, James Price , who is the controlling shareholder of Vanguard is also the Managing Director of Genesis and owns 20% of the limited partnership interests in Genesis.  Mr. Price exercises control of both entities and there can be no assurance that the terms of the transaction are fair to the shareholders of Vanguard or the limited partnership interest holders of Genesis or that the terms are reflective of the terms of a similar transaction between unrelated parties.  There are significant contingencies required for Vanguard to meet the milestone requirements under the Agreement and receive up to the $250,000 cash milestone payments and there can be no assurance that such payments will ever occur.  Please see the Agreement, which is attached hereto as an exhibit, for its complete terms and conditions.

SECTION 3 – Matters Related to Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On June 16, 2010, the Vanguard Minerals Corporation, the registrant, entered into a Strategic Business Development Agreement ("Agreement")  with Genesis Venture Fund India I, LP, a Delaware limited partnership ("Genesis").  Under the Agreement, Genesis is exchanging 15% of its limited partnership interests for 125,000 common shares of Vanguard.  Therefore, Vanguard is selling 125,000 common shares in exchange for 15% of the limited partnership interests of Genesis.  Vanguard President, CEO  and Sole Director, James Price , who is the controlling shareholder of Vanguard is also the Managing Director of Genesis and owns 20% of the limited partnership interests in Genesis.  Mr. Price exercises control of both entities and there can be no assurance that the terms of the transaction are fair to the shareholders of Vanguard or the limited partnership interest holders of Genesis or that the terms are reflective of the terms of a similar transaction between unrelated parties.  There can also be no assurance that the 15% limited partnership interests in Genesis are equal to the fair market value of 125,000 common shares of Vanguard.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

1.1           Strategic Business Development Agreement between registrant and Genesis Venture Fund India I, LP, a Delaware limited partnership dated June 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vanguard Minerals Corporation

  /s/ James Price
James Price
President and Chief Executive Officer

Date:         June 16, 2010